UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 16, 2014

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On the evening of April 16, 2014, the arbitral tribunal in Emmis International Holding, B.V., Emmis Radio Operating, B.V. and MEM Magyar Electronic Media Kereskedelmi es Szolgaltato Kft. v. Hungary (ICSID CASE NO. ARB/12/2) issued its ruling that the International Centre for the Settlement of Investment Disputes (“ICSID”) did not have jurisdiction to hear the case in which Emmis and the other owner of Slager Radio in Hungary sought damages for the unlawful taking of the station’s radio license in 2009. “We are extremely disappointed in the decision, and incredibly frustrated to be denied this international forum to remedy the egregious acts of the Hungarian government and try the merits of our case,” said Emmis Communications Corporation Chairman and CEO Jeff Smulyan. “While the Hungarian government may have prevailed in this purely jurisdictional decision, unfortunately, the real losers are the Hungarian people.”

After losing its license in 2009, Slager Radio had initially sought redress in the Hungarian courts. After success in the Hungarian trial and appellate courts, the Hungarian Parliament changed the media law to take away the remedy that Slager Radio was seeking. Emmis and the other owner then filed for arbitration in ICSID, believing that ICSID presented the best forum for redress of their claims. In light of the tribunal’s decision, Emmis will evaluate over the coming weeks whether any other viable forums exist.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: April 18, 2014
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary